UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 18, 2006
GenCorp Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-01520	34-0244000

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Highway 50 and Aerojet Road, Rancho Cordova, California	95670

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
916-355-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On May 18, 2006 the Board of Directors of GenCorp Inc. (the “Company”) approved the form of a revised Director and Officer Indemnification Agreement (the “Agreement”). The Company will be party to this Agreement with each of the Company’s Directors and Officers. The Agreement sets forth the terms under which the Company will defend and indemnify the Company’s Director and Officers if or when such Director or Officer is a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a Director and/or Officer of the Company or is or was serving at the request of the Company as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise. The Agreement requires that the Company maintain in effect policies of directors’ and officers’ liability insurance that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. The Agreement will replace the forms of indemnification agreements previously used by the Company and filed as Exhibits L, M and N to the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 1999.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Form of Director and Officer Indemnification Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GENCORP INC.
By:	/s/ Mark A. Whitney
Name:	Mark A. Whitney
Title:	Vice President, Law; Deputy General Counsel and Assistant Secretary

Dated: May 23, 2006

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Director and Officer Indemnification Agreement